UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

January 20, 2011

Date of Report (date of Earliest Event Reported)

LEFT BEHIND GAMES INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-50603	91-0745418
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25060 Hancock Avenue

Murrieta, CA 92562 USA

(Address of principal executive offices and zip code)

951-894-6597

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2011, Left Behind Games Inc. (the “Company”) acquired 100% of the intellectual property, including but not limited to, the registered trademark, source code and website (www.mypraize.com), and certain tangible assets of MyPraize, LLC (“MyPraize”) pursuant to an Asset Acquisition Agreement entered into by and between the Company, MyPraize, Joshua Holmes and Matthew Gaiser.  The Company did not assume any of the debts or liabilities of MyPraize.

The Company also entered into a three year employment agreement with Joshua Holmes pursuant to which Mr. Holmes will serve Chief Technical Officer of the Company’s MyPraize business unit.

The Company has also extended to Matthew Gaiser, the MyPraize Site Administrator, a three year employment agreement.

Item 7.01 Regulation FD Disclosure.

On January 21, 2011, the Company issued the News Release attached hereto as Exhibit 99.1.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.:	Description:
99.1	News Release issued January 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

Date: January 21, 2011	By:	/s/ TROY A. LYNDON
	Name:	Troy A. Lyndon
	Title:	Chief Executive Officer (Principal Executive and Principal Financial and Accounting Officer)

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